Exhibit I

The Republic of Argentina

Offers to Exchange New Bonds

which have been Registered under the Securities Act of 1933, as amended,

for any and all of its corresponding Bonds

CUSIP Nos. of Bonds	ISIN Nos. of Bonds	Bonds	Corresponding New Bonds which have been registered under the Securities Act	CUSIP Nos. of New Bonds	ISIN Nos. of New Bonds
Rule 144A 040114 GZ7 Regulation S P04808 AG9	Rule 144A US040114GZ77 Regulation S USP04808AG92	U.S.$2,750,000,000 6.250% Bonds Due 2019	Up to U.S.$2,750,000,000 6.250% Bonds Due 2019	040114 HB9	US040114HB90

Rule 144A 040114 GQ7 Regulation S P04808 AA2	Rule 144A US040114GQ78 Regulation S USP04808AA23	U.S.$4,500,000,000 6.875% Bonds Due 2021	Up to U.S.$4,500,000,000 6.875% Bonds Due 2021	040114 GW4	US040114GW47

Rule 144A 040114 GS3 Regulation S P04808 AC8	Rule 144A US040114GS35 Regulation S USP04808AC88	U.S.$6,500,000,000 7.500% Bonds Due 2026	Up to U.S.$6,500,000,000 7.500% Bonds Due 2026	040114 GX2	US040114GX20

Rule 144A 040114 GU8 Regulation S P04808 AE4	Rule 144A US040114GU80 Regulation S USP04808AE45	U.S.$2,750,000,000 7.625% Bonds Due 2046	Up to U.S.$2,750,000,000 7.625% Bonds Due 2046	040114 GY0	US040114GY03

Rule 144A 040114 HD5 Regulation S P04808 AJ3	Rule 144A US040114HD56 Regulation S USP04808AJ32	U.S.$1,000,000,000 6.625% Bonds Due 2028	Up to U.S.$1,000,000,000 6.625% Bonds Due 2028	040114 HF0	US040114HF05

Rule 144A 040114 HE3 Regulation S P04808 AK0	Rule 144A US040114HE30 Regulation S USP04808AK05	U.S.$1,750,000,000 7.125% Bonds Due 2036	Up to U.S.$1,750,000,000 7.125% Bonds Due 2036	040114 HG8	US040114HG87

Rule 144A 040114 HH6 Regulation S P04808 AL8	Rule 144A US040114HH60 Regulation S USP04808AL87	U.S.$ 3,250,000,000 5.625% Bonds Due 2022	Up to U.S.$ 3,250,000,000 5.625% Bonds Due 2022	040114 HK9	US040114HK99

Rule 144A 040114 HJ2 Regulation S P04808 AM6	Rule 144A US040114HJ27 Regulation S USP04808AM60	U.S.$ 3,750,000,000 6.875% Bonds Due 2027	Up to U.S.$ 3,750,000,000 6.875% Bonds Due 2027	040114 HL7	US040114HL72

Pursuant to the Prospectus dated March     , 2017

To:	Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Upon and subject to the terms and conditions set forth in the prospectus, dated March     , 2017 (the “Prospectus”), the Republic of Argentina (the “Issuer”) is making offers to exchange (the “Offers”) registered 6.250% Bonds due 2019, registered 6.875% Bonds due, registered 7.500% Bonds due 2026, registered 7.625% Bonds due 2046, registered 6.625% Bonds due 2028, registered 7.125% Bonds due 2036, registered 5.625% Bonds due 2022 and registered 6.875% Bonds due 2027 (together, the “New Bonds”) for any and all outstanding 6.250% Bonds due 2019, 6.875% Bonds due 2021, 7.500% Bonds due 2026, 7.625% Bonds due 2046, 6.625% Bonds due 2028, 7.125% Bonds due 2036, 5.625% Bonds due 2022 and 6.875% Bonds due 2027 (together, the “Bonds”) of the Issuer. The Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

We are requesting that you contact your clients for whom you hold any Bonds regarding the Offers. For your information and for forwarding to your clients for whom you hold Bonds registered in your name or in the name of your nominee, or who hold any Bonds registered in their own names, we are enclosing multiple sets of the following documents:

1. Prospectus dated March     , 2017;

2. A form letter that may be sent to your clients for whose account you hold any Bonds registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offers.

Your prompt action is requested. The Offers will expire at 5:00 p.m., New York City time, on April     , 2017 (the “Expiration Date”), unless extended by the Issuer. Any Bonds tendered pursuant to the Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Tenders of any Bonds for exchange pursuant to the Offers may be made only by book-entry transfer of the Bonds to the account established by the Agent referred to below at the Book-Entry Transfer Facility maintained by The Depository Trust Company (“DTC”), together with a computer generated message, transmitted by means of DTC’s Automated Tender Offer Program system and received by the Agent, in which the tendering holder agrees to be bound by the terms and conditions of the Offers as set forth in the Prospectus.

Additional copies of the enclosed materials may be obtained from The Bank of New York Mellon, as Agent, Attention: Corporate Trust Division, 101 Barclay Street, 7th Floor East, New York, NY 10286, United States of America, Telephone: (212) 875-5366.

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